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PROXY STATEMENT Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on October 13, 2009

To the stockholders of
     CASELLA WASTE SYSTEMS, INC.:

        The Annual Meeting of stockholders of Casella Waste Systems, Inc., a Delaware corporation, will be held on Tuesday, October 13, 2009 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, to consider and act upon the following matters:

  1.
  To elect the persons nominated by our Board of Directors to serve as members of our Board, each to serve for a term ending 2012 or until his successor has been duly elected and qualified;

  2.
  To approve an amendment to our 2006 Stock Incentive Plan, (i) adding 1,200,000 shares of our Class A common stock to the number reserved for issuance under the plan, (ii) eliminating the specific reservation of shares to non-employee directors and (iii) eliminating the provisions pursuant to which the Company shall automatically grant non-employee directors options to purchase 7,500 shares upon initial appointment as director and at each annual meeting;

  3.
  To ratify the appointment of Caturano and Company, P.C. as our independent registered public accounting firm for the fiscal year ending April 30, 2010; and

  4.
  To transact such other business as may properly come before the Annual Meeting, and any postponement or adjournment thereof.

        The Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting.

        We have included a copy of our Annual Report to Stockholders for the fiscal year ended April 30, 2009 with the proxy statement that accompanies this notice of meeting. The Annual Report contains consolidated financial statements and other information of interest to you.

        Stockholders of record of our Class A common stock and Class B common stock at the close of business on August 18, 2009 are entitled to receive this notice and to vote at the Annual Meeting.

        We encourage you to attend the Annual Meeting in person. Whether or not you plan to attend the meeting personally, please vote your shares by completing, signing and returning the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. If you attend the meeting and prefer to vote at that time, you may do so even if you have already voted by proxy. You may obtain directions to the location of the meeting by contacting our Investor Relations Department at (802) 775-0325.

By order of the Board of Directors,

August 28, 2009 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

PROXY STATEMENT

CASELLA WASTE SYSTEMS, INC.
25 Greens Hill Lane
Rutland, Vermont 05701

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held on October 13, 2009

GENERAL INFORMATION

About this Proxy Statement

        This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Casella Waste Systems, Inc. for use at the Annual Meeting of stockholders to be held on Tuesday, October 13, 2009 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, and at any postponement or adjournment thereof. You may obtain directions to the location of the Annual Meeting by contacting our Investor Relations Department, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, telephone (802) 775-0325.

        The notice of the Annual Meeting, this proxy statement, our Annual Report to Stockholders for the fiscal year ended April 30, 2009 and the enclosed proxy are being mailed to stockholders on or about September 4, 2009.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on October 13, 2009:

This proxy statement and our 2009 Annual Report to Stockholders are available for viewing, printing and downloading at www.casella.com/2009AnnualMeeting.

A copy of our Annual Report on Form 10-K/A for the fiscal year ended April 30, 2009 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to: Casella Waste Systems, Inc., Attention:
Investor Relations, 25 Green Hills Lane, Rutland, Vermont 05701, Telephone: (802) 775-0325.
This proxy statement and our Annual Report on Form 10-K/A for the fiscal year ended April 30, 2009 are also available on the SEC's website at www.sec.gov.

 Voting Procedures

        You may vote either in person at the Annual Meeting or by proxy. To vote by proxy, you must:

  •
  Complete all of the required information on the proxy card.

  •
  Date and sign the proxy card.

  •
  Return the proxy card in the enclosed postage-paid envelope. We must receive the proxy card not later than October 12, 2009, the day before the Annual Meeting, for your proxy to be valid and for your vote to count.

  •
  If you are not a stockholder of record and you hold shares through a custodian, broker or other agent, such agent may have special voting instructions that you should follow.

        Whether or not you expect to be present in person at the Annual Meeting, you are requested to complete, sign, date and return the enclosed form of proxy. The shares represented by your proxy will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you want to vote in person at the Annual Meeting and you own your shares through a custodian, broker or other agent, you must obtain a proxy from that party in its capacity as owner of record for your shares and bring the proxy to the Annual Meeting.

        Shares represented by proxies on the enclosed proxy card will be counted in the vote at the Annual Meeting if we receive your proxy card by October 12, 2009.

        Your properly completed proxy/voting instruction card will appoint John W. Casella, our Chief Executive Officer, and David L. Schmitt, our Vice President and General Counsel, as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Your proxy permits you to direct the proxy holders to:

  •
  vote "FOR" or to withhold your votes from all or any of the nominees for director;

  •
  vote "FOR," "AGAINST" or abstain from the proposal to amend our 2006 Stock Incentive Plan; and

  •
  vote "FOR," "AGAINST" or abstain from the proposal to ratify the appointment of Caturano and Company, P.C. as our independent registered public accounting firm for the fiscal year ending April 30, 2010.

        If a stockholder indicates on a proxy that the shares should be voted "FOR" approval of the matters presented at the Annual Meeting, the proxy will have discretion to vote the shares on any other matters which are properly presented at the Annual Meeting for consideration, including a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxy to use his discretion.

        All shares entitled to vote and represented by properly executed proxies received by us prior to the Annual Meeting and not revoked will be voted in accordance with the instructions indicated on the proxy card. If a proxy card does not indicate how your shares are to be voted on a matter, the shares represented by your properly executed proxy will be voted "FOR" approval of the proposals set forth in the notice of the Annual Meeting to which this proxy statement is attached.

Revocation of Proxies

        A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  •
  file with our Corporate Secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  •
  duly execute a later dated proxy relating to the same shares and deliver it to our Corporate Secretary before the taking of the vote; or

  •
  attend the Annual Meeting and vote in person. Attendance at the Annual Meeting, if a stockholder does not vote, is not sufficient to revoke a proxy. If your shares are held through a custodian, broker or other agent, you will need to obtain a proxy card from the holder of record in order to vote your shares at the Annual Meeting.

        Any written notice of revocation or subsequent proxy should be sent to the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attention: Corporate Secretary.

Stockholders Entitled to Vote

        Our Board of Directors, or Board, has fixed August 18, 2009 as the record date for the Annual Meeting. You are entitled to vote (in person or by proxy) at the Annual Meeting if you were a stockholder of record at the close of business on the record date. On August 18, 2009, there were 24,745,079 shares of Class A common stock and 988,200 shares of Class B common stock outstanding. Each share of Class A common stock entitles the record holder to one vote on each matter properly submitted for consideration at the Annual Meeting. Each share of Class B common stock entitles the record holder to ten votes on each matter properly submitted for consideration at the Annual Meeting.

 Quorum

        The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the Annual Meeting by the holders of Class A common stock and Class B common stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until we obtain a quorum.

        If a broker does not have discretionary voting authority to vote shares for which it is the holder of record as to a particular matter at the Annual Meeting, the shares, although they will be counted in determining whether a quorum is present, cannot be voted by the broker. Accordingly, these "broker non-votes" and any abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter, but would be the equivalent of an "AGAINST" vote on any matter which requires the affirmative vote of a certain percentage of shares entitled to vote on a matter.

Votes Required

        Election of Directors.    Each of the directors will be elected by a plurality of the votes of shares of Class A common stock and Class B common stock, voting together as a class, cast, in person or by proxy, at the Annual Meeting. The three director nominees, if elected, will be Class III directors, each to serve for a three-year term. Shares represented by proxies received by the Board and not marked to withhold authority to vote for a nominee will be voted "FOR" the election of the nominee. If a stockholder properly withholds authority to vote for the nominee or abstains from voting, such stockholder's shares will not be counted toward the nominee's achievement of a plurality. Broker non-votes, if any, will also not be counted toward the nominee's achievement of a plurality.

        Other Matters.    The affirmative vote of the holders of shares of Class A common stock and Class B common stock, voting together as a class, representing a majority of votes cast on a matter is required for approval of all other matters being submitted to the stockholders at the Annual Meeting. Abstentions and broker non-votes are not considered to have been voted for a matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. If any matter to be voted upon that is not discussed in this proxy statement is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy card.

BENEFICIAL OWNERSHIP OF VOTING STOCK

        The following table sets forth information as of July 31, 2009 regarding the beneficial ownership of our voting stock by (a) each person or entity known by us to own beneficially more than 5% of the outstanding shares of any class of our voting stock, (b) each of our directors and director nominees, (c) each of our principal executive officer, principal financial officer and our other executive officers who served during the year ended April 30, 2009, whom, collectively, we refer to as our "named executive officers" and (d) our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and includes generally voting power and/or investment power with respect to securities. Shares of Class A common stock that an individual has a right to acquire within 60 days after July 31, 2009, including pursuant to options to purchase Class A common stock, Class B common stock convertible into Class A common stock and restricted stock units subject to vesting, are deemed outstanding for purposes of computing the percentage of beneficial ownership owned by the person or entity holding such security, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, we believe that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each of our executive officers and directors is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

        The "Total Ownership of Equity Securities" column reflects each listed individual's or entity's percent beneficial ownership with respect to all of our voting securities as of July 31, 2009. This column reflects the conversion of shares of Class B common stock into shares of Class A common stock. Holders of Class B common stock are entitled to ten votes for each share of Class B common stock that they beneficially own. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. As of July 31, 2009, a total of 24,745,079 shares of Class A common stock were outstanding and a total of 988,200 shares of Class B common stock were outstanding.

	Class A Common Stock		Class B Common Stock
					Total Ownership of Equity Securities (%)
Name of Beneficial Owner	# of Shares	% of Class	# of Shares	% of Class
5% Stockholders
Franklin Advisers, Inc. (1)	3,274,756	13.2%	—	—	12.7%
Buckhead Capital Management, LLC (2)	2,959,678	12.0%	—	—	11.5%
Barclays Global Investors NA (CA) (3)	1,759,338	7.1%	—	—	6.8%
Executive Officers and Directors
John W. Casella (4)	1,133,252	4.5%	494,100	50.0%	4.4%
James W. Bohlig (5)	465,591	1.8%	—	—	1.8%
Paul A. Larkin (6)	40,555	*	—	—	*
John S. Quinn (7)	66,382	*	—	—	*
Michael K. Burke (8)	2,500	*	—	—	*
James F. Callahan, Jr. (9)	100,458	*	—	—	*
Douglas R. Casella (10)	1,229,158	4.8%	494,100	50.0%	4.7%
John F. Chapple III (11)	176,458	*	—	—	*
Joseph Doody (12)	27,958	*	—	—	*
James P. McManus (13)	20,458	*	—	—	*
Gregory B. Peters (14)	91,142	*	—	—	*
Executive officers and directors as a group (11 people) (15)	3,353,912	12.5%	988,200	100.0%	12.5%

*
Represents less than 1% of the outstanding shares of the respective class of the Company's voting stock and/or less than 1% of total ownership of equity securities.

(1)
Information is as reported in a Schedule 13F filed with the SEC on May 12, 2009 by Franklin Advisers, Inc. The address of Franklin Advisers, Inc. is listed as One Franklin Parkway, San Mateo, California 94403.

(2)
Information is as reported in a Schedule 13F filed with the SEC on May 14, 2009 by Buckhead Capital Management, LLC. The address of Buckhead Capital Management, LLC is listed as 1545 Peachtree Street NE, Suite 550, Atlanta, Georgia 30309.

(3)
Information is as reported in a Schedule 13F filed with the SEC on May 14, 2009 by Barclays Global Investors NA (CA). The address of Barclays Global Investors NA (CA) is listed as 400 Howard Street, San Francisco, California 94105.

(4)
Includes (a) 151,833 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009, (b) 91,246 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children, (c) 694 shares of Class A common stock held by Mr. Casella's wife, and (d) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(5)
Includes (a) 451,833 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig's minor children.

(6)
Includes 33,333 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009.

(7)
Includes 50,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009. On August 12, 2009, Mr. Quinn tendered his resignation as the Senior Vice President, Chief Financial Officer and Treasurer of Casella Waste Systems, Inc., which shall be effective September 25, 2009.

(8)
Includes 2,500 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009.

(9)
Consists of (a) 27,500 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009 and (b) 7,500 shares of Class A common stock held by the James F. Callahan, Jr. 1998 Trust, of which Mr. Callahan and his wife are trustees.

(10)
Includes (a) 151,833 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009, (b) 25,682 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children and (c) 494,100 shares of Class A common stock issuable at any time at the discretion of the holder upon the conversion of Class B common stock on a one-for-one basis.

(11)
Includes 70,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009.

(12)
Consists of 22,500 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009.

(13)
Consists of 15,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009.

(14)
Includes 60,000 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009.

(15)
Includes (a) 1,036,332 shares of Class A common stock issuable upon the exercise of options within 60 days of July 31, 2009 and (b) 988,200 shares of Class A common stock issuable at any time at the discretion of the holders thereof upon the conversion of Class B common stock on a one-for-one basis.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of copies of reports filed pursuant to Section 16(a) and representations made by persons required to file such reports, we believe that during the fiscal year ended April 30, 2009, which we refer to as fiscal 2009, our officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), with the exception of two late Form 4 reports filed on December 19, 2008 by Brian Oliver.

PROPOSAL 1—ELECTION OF DIRECTORS

        We have three classes of directors, currently consisting of three Class I directors, three Class II directors and three Class III directors. At each Annual Meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that stockholders elect only one class annually. At the recommendation of our Nominations and Governance Committee, our Board has nominated John W. Casella, John F. Chapple and James P. McManus for re-election as Class III directors. The three Class III director nominees are proposed for re-election at the Annual Meeting to serve as members of the Board until the 2012 Annual Meeting, or until their successors are elected and qualified.

        The persons named in the enclosed proxy will vote at the Annual Meeting to elect, as Class III directors, Messrs. John Casella, Chapple and McManus unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our Board. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.

        The Board believes that the election of the director nominees is in the best interests of our stockholders and therefore recommends that our stockholders vote "FOR" the election of each of the Class III nominees.

        Set forth below for each director, including the director nominees, is information as of July 31, 2009 with respect to (a) his name and age, (b) his position and offices, (c) his principal occupation and business experience during at least the past five years, (d) his directorships, if any, of other publicly held companies and (e) the year he became a member of our Board.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class III Directors (nominees to be elected at the Annual Meeting for terms expiring in 2012)
John W. Casella Chair	58	1993
			Mr. Casella has served as Chairman of our Board since July 2001 and as our Chief Executive Officer since 1993. Mr. Casella served as President from 1993 to July 2001 and as Chairman of the Board from 1993 to December 1999. In addition, Mr. Casella has been Chairman of the Board of Directors of Casella Waste Management, Inc. since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and Douglas R. Casella. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions including the Board of Directors of the Associated Industries of Vermont, The Association of Vermont Recyclers, Vermont State Chamber of Commerce and the Rutland Industrial Development Corporation. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an Associate of Science in Business Management from Bryant & Stratton University and a Bachelor of Science in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella, a member of our Board.
John F. Chapple III Compensation Committee	68	1994
			Mr. Chapple has served as a member of our Board since 1994. Mr. Chapple was President and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation, which we purchased in May 1994, from August 1989 to July 1994. Mr. Chapple has been retired since 1995.
James P. McManus Compensation Committee (Chair) Stock Plan Subcommittee	46	2005
			Mr. McManus has served as a member of our Board since August 2005. Since July 2007, Mr. McManus has been President and Chief Executive Officer of The Hinckley Company, a yacht manufacturer. From 2003 through June 2007, Mr. McManus was the chairman and chief executive officer of Zoots Corporation, a privately held operator of dry cleaning stores. From 1994 until 2003 Mr. McManus held several management positions with Aramark Corporation, a professional services firm offering food services and facility management services, most recently serving as President of its Business Services Group. Mr. McManus is a graduate of Yale University and holds a Masters of Business Administration from Harvard University.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class I Directors (terms expiring in 2010)
James F. Callahan, Jr. Audit Committee (Chair) Nominations and Governance Committee	65	2003
			Mr. Callahan has served as a member of our Board since March 2003. Mr. Callahan was an audit and business advisory partner of Arthur Andersen LLP, an independent public accounting firm, from 1975 to March 2000. While at Arthur Andersen, Mr. Callahan served clients in a number of industries, including manufacturing and mining businesses, electric and gas utilities and independent power producers. Mr. Callahan has been retired since March 2000. Mr. Callahan has been a member of various community service-related boards and currently serves on the Board of Trustees of the Massachusetts Department of Mental Retardation's Hogan Regional Center and is Trustee Emeritus of Bates College. Mr. Callahan is a graduate of Bates College and holds a Masters of Business Administration from the Graduate School of Management of Rutgers University.
Douglas R. Casella	53	1993
			Mr. Casella has served as vice chairman of our Board since 1993. Mr. Casella founded Casella Waste Management, Inc. in 1975 and has served as its President since that date. Casella Waste Management, Inc. is our wholly owned subsidiary. Since 1989, Mr. Casella has served as President of Casella Construction, Inc., a company owned by Mr. Casella and John W. Casella, which specializes in general contracting, soil excavation and related heavy equipment work and which performs landfill-construction related services for us. Mr. Casella is the brother of John W. Casella.
Michael K. Burke Audit Committee	51	2008
			Mr. Burke has served as a member of our Board since February 2008. Since July 2009, Mr. Burke has served as Senior Vice President of, and in August 2009 became Chief Financial Officer of, Albany International Corp., a publicly-traded global advanced textiles and materials processing company. Mr. Burke was the Executive Vice President and Chief Financial Officer of Intermagnetics General Corporation, a publicly traded medical device company, from December 2001 until its sale to Royal Philips Electronics in November 2006. Before joining Intermagnetics, Mr. Burke was Executive Vice President and Chief Financial Officer of HbT, Inc., a private company manufacturing on-site hydrogen generators for industrial markets and stationary and transportation hydrogen processors for the fuel cell market. Prior to joining HbT in May 2000, Mr. Burke was a Managing Director within the U.S. Investment Banking Department of CIBC Oppenheimer Corp. Mr. Burke currently serves as Vice Chairman of the Board of Directors of the Albany Medical Center and serves on the Board of Trustees of the Make-A-Wish Foundation and the Union Graduate College. Mr. Burke holds a Bachelor of Arts in Economics from Lake Forest College and a Graduate Certificate in Mergers and Acquisitions from The Wharton School.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II Directors (terms expiring in 2013)
James W. Bohlig	63	1993
			Mr. Bohlig has served as our Chief Development Officer and President of the Renewables Group since January 2008. Mr. Bohlig also served as President from July 2001 to January 2008, Chief Operating Officer from 1993 to January 2008, and as Senior Vice President from 1993 to July 2001. Mr. Bohlig has served as a member of our Board since 1993. From 1989 until he joined us, Mr. Bohlig was Executive Vice President and Chief Operating Officer of Russell Corporation, a general contractor and developer based in Rutland, Vermont. Mr. Bohlig is a licensed professional engineer. Mr. Bohlig holds a Bachelor of Science in Engineering and Chemistry from the U.S. Naval Academy and is a graduate of the Columbia University Executive Program in Business Administration.
Gregory B. Peters Audit Committee Nominations and Governance Committee (Chair) Compensation Committee Stock Plan Subcommittee	63	1993
			Mr. Peters has served as a member of our Board since 1993. Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, a venture capital firm, since April 2001. From April 1988 until March 2001, Mr. Peters served as managing general partner of Vermont Venture Capital Partners, L.P., which is the general partner of The Vermont Venture Capital Fund, L.P., a venture capital management company. From July 1986 until March 2001, Mr. Peters also served as general partner of North Atlantic Capital Partners, L.P., which is the general partner of North Atlantic Venture Fund, L.P. From July 1986 to March 2001, Mr. Peters also served as Vice President of North Atlantic Capital Corporation, a venture capital management company. Mr. Peters holds a Bachelor of Arts from Harvard College and a Masters of Business Administration from the Harvard Graduate School of Business Administration. Mr. Peters has been designated as the lead outside director of our Board.
Joseph G. Doody Compensation Committee	56	2004
			Mr. Doody has served as a member of our Board since 2004. Mr. Doody has served as President, North American Delivery, Staples, Inc., an office products company, since 1998. From 1974 to 1998, Mr. Doody held several managerial positions with the Eastman Kodak Company, an imaging technology company, serving in his last role as General Manager and Vice President, North America, Office Imaging. Mr. Doody earned a Masters of Business Administration from Simon School of Business, University of Rochester, and a Bachelor of Science in Economics from State University of New York at Brockport.

        See "Certain Relationships and Related Transactions" and "Beneficial Ownership of Voting Stock" for additional information concerning members of our Board, including those who are nominees for election as directors.

        The holders of Class A common stock, voting separately as a class, are entitled to elect one director. Mr. Peters, a Class II director, the lead outside director and a member of the Compensation Committee, Audit Committee, Nominations and Governance Committee and Stock Plan Subcommittee, serves as the designee of the holders of Class A common stock on our Board.

        The employment agreements by and between us and each of Messrs. John Casella and Bohlig provide that each such person shall be elected as a member of our Board. We have agreed to use our best efforts to assure each such person is elected as a director.

CORPORATE GOVERNANCE AND BOARD MATTERS

General

        We have long believed that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance policies and practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our directors, officers and employees, as well as charters for our Audit Committee, Compensation Committee, Nominations and Governance Committee, and corporate governance guidelines. Complete copies of our corporate governance guidelines, committee charters and code of conduct described below are available on the Investor Relations section of our website, www.casella.com. Alternatively, you can request a copy of any of these documents by writing to Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attn: Corporate Secretary.

Corporate Governance Guidelines

        Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the Board's business, provide, among other matters, that:

  •
  the Board's principal responsibility is to oversee the management of Casella Waste Systems;

  •
  a majority of the members of the Board shall be independent directors;

  •
  the independent directors shall meet regularly in executive session;

  •
  directors have full and free access to management and, as necessary and appropriate, independent advisors;

  •
  new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

  •
  at least annually, our Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Stock Ownership Guidelines

        Our Board believes that each non-employee director should acquire and hold shares of our stock in an amount that is meaningful and appropriate to such director. Accordingly, our Board has adopted stock ownership guidelines that require each non-employee director to attain a share ownership level of our Class A common stock equal to four times the annual cash retainer paid to such director. Each non-employee director is required to attain such ownership levels not later than the later of (i) the third Annual Meeting following the 2008 Annual Meeting or (ii) the third Annual Meeting following the first Annual Meeting at which such non-employee director is elected to the Board.

Board of Directors Meetings and Attendance

        Our Board met seven times during the fiscal year ended April 30, 2009, or fiscal 2009, either in person or by teleconference. During fiscal 2009, each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

        Messrs. John Casella, Doug Casella, Burke, Peters, Bohlig and Callahan attended the 2008 Annual Meeting of stockholders. We encourage, but have no policy with respect to, attendance of directors at the Annual Meeting.

 Board Committees

        Our Board has established three standing committees—Audit, Compensation, and Nominations and Governance—each of which operates under a charter that has been approved by the Board. In addition, the Compensation Committee has designated two of its members to serve on the Stock Plan Subcommittee.

        Our Board has determined that all of the members of each of the Board's three standing committees and its one subcommittee are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee otherwise satisfy NASDAQ's eligibility requirements for Audit Committee membership.

  Audit Committee

        The Audit Committee's responsibilities include:

  •
  reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  overseeing our compliance with legal and regulatory requirements;

  •
  taking appropriate actions, or recommending that our Board take appropriate action, to oversee the qualifications and independence of our independent registered public accounting firm;

  •
  monitoring the performance of our internal audit function and independent registered public accounting firm;

  •
  overseeing our risk management policies;

  •
  reviewing and approving or ratifying any related person transactions; and

  •
  preparing the Audit Committee report required by SEC rules, which is included on page 29 of this proxy statement.

        The Audit Committee currently consists of Messrs. Callahan (Chair), Burke and Peters. Our Board has determined that Mr. Callahan is an "Audit Committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met seven times during fiscal 2009. See "Report of the Audit Committee of the Board of Directors."

  Compensation Committee and Stock Plan Subcommittee

        The Compensation Committee's responsibilities include:

  •
  reviewing and making recommendations to our Board with respect to director compensation;

  •
  administering any bonus, incentive compensation and stock incentive plans;

  •
  reviewing and approving the salaries and certain other compensation and benefits of our executive officers;

  •
  reviewing and discussing with management our "Compensation Discussion and Analysis," which is included beginning on page 16 of this proxy statement; and

  •
  preparing the Compensation Committee report required by SEC rules, which is included on page 21 of this proxy statement.

        The Stock Plan Subcommittee of the Compensation Committee grants stock options and other awards under our stock incentive plans to executive officers.

        The members of the Compensation Committee are Messrs. McManus (Chair), Doody, Chapple and Peters. The members of the Stock Plan Subcommittee are Messrs. McManus and Peters. The Compensation Committee met eight times during fiscal 2009.

  Nominations and Governance Committee

        The Nominations and Governance Committee's responsibilities include:

  •
  identifying individuals qualified to become members of our Board;

  •
  recommending to our Board persons to be nominated for election as directors;

  •
  developing, reviewing and recommending to our Board applicable corporate governance guidelines; and

  •
  overseeing an annual evaluation of our Board.

        The members of the Nominations and Governance Committee are Messrs. Peters (Chair) and Callahan. The Nominations and Governance Committee met four times during fiscal 2009.

Board Determination of Independence

        Under NASDAQ rules, a director will only qualify as an "independent director" if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Messrs. Burke, Callahan, Chapple, Doody, Peters or McManus has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an "independent director" as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Marketplace Rules.

        The independent members of our Board have designated Mr. Peters as the "lead outside director" of our Board. The lead outside director chairs meetings of our independent directors, meets with any directors who are not adequately performing his or her duties as a member of our Board or any committee and facilitates communications between the chairman of our Board and other directors. The lead outside director also works with the chairman of our Board in preparing agendas for each meeting of our Board and consults with the chairman of our Board on matters relating to corporate governance and board performance.

Communicating with the Independent Directors

        Our Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead outside director, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead outside director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to our Board should address such communications to: Board of Directors, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

 Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our Board or Compensation Committee. None of the members of our Compensation Committee is a current or former officer or employee of our company.

Director Nominations Process

        The Nominations and Governance Committee acts under a written charter that we have posted on our website, www.casella.com. The process followed by the Nominations and Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominations and Governance Committee applies the criteria set forth in our corporate governance guidelines. These criteria include the candidate's integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. The Nominations and Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities to our stockholders.

        Stockholders may recommend individuals to the Nominations and Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials to: Nominations and Governance Committee, c/o Corporate Secretary, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701. The Nominations and Governance Committee has no obligation to consider individuals recommended by stockholders for nomination by the Committee as potential director candidates. However, assuming that appropriate biographical and background material has been provided on a timely basis, we expect that individuals recommended by stockholders would be so considered and evaluated by the Nominations and Governance Committee by following substantially the same process, and applying substantially the same criteria, as it follows for candidates identified by the Committee.

        Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Nominations and Governance Committee or the Board, by following the procedures set forth under "Stockholder Proposals for the 2010 Annual Meeting." Candidates nominated by stockholders in accordance with these procedures will not be included in our proxy card for the next Annual Meeting.

        At the Annual Meeting, stockholders will be asked to consider the re-election of Messrs. John Casella, Chapple and McManus, all of whom were proposed to our Board by our Nominations and Governance Committee, and nominated for re-election by our Board.

Compensation of Directors

        The form and amount of director compensation is determined by our Board in accordance with the policies and principles set forth below. The Compensation Committee conducts an annual review of the compensation of our directors. The Compensation Committee understands that questions as to directors' independence may be raised if director compensation and perquisites exceed customary levels, if we make substantial charitable contributions to organizations with which a director is affiliated or if we enter into consulting contracts or business arrangements with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

Forms of Director Compensation

        Our Board believes that directors should be incentivized to focus on long-term stockholder value. Including equity as part of director compensation helps align the interest of directors with those of our stockholders.

        We seek to attract exceptional talent to our Board. Therefore, our policy is to compensate directors at least competitively relative to comparable companies. Our Board believes that it is appropriate for the chairmen and members of the committees to receive additional compensation for their services in those positions.

        Cash Compensation—We reimburse non-employee directors for expenses incurred in attending Board and committee meetings. In addition, non-employee directors currently receive $6,250 for each fiscal quarter that the non-employee director serves on the Board, $1,500 for each meeting of the Board that the non-employee director attends in person, $1,000 for each meeting of the Board that the non-employee director attends by telephone, $1,000 for each meeting of a committee or subcommittee of the Board that the non-employee director attends in person and $500 for each meeting of a committee or subcommittee of the Board that the non-employee director attends by telephone. The non-employee director serving as chairman of the Audit Committee receives $10,000 for each fiscal year and each non-employee director serving as a chairman of other committees of the Board receives $5,000 for each fiscal year. In addition to the compensation described above, Mr. Peters receives $18,750 for each fiscal quarter that he serves as our lead outside director.

        Equity Based Compensation—Each new non-employee director receives shares of restricted Class A common stock on the date of such director's initial election to our Board having a value on the date of grant of $50,000, vesting in three equal annual installments over the three year period following the date of grant. Each incumbent non-employee director, other than non-employee directors who were initially elected to our Board at the Annual Meeting or at any time after the prior year's Annual Meeting, receives an additional grant of shares of restricted Class A common stock having a value on the date of grant of $50,000, vesting in three equal annual installments over the three year period following the date of grant, at the time of each Annual Meeting of stockholders. The foregoing grants have been made by the Board pursuant to its discretionary authority under the Company's 2006 Stock Incentive Plan and are in lieu of the automatic annual grant of stock options originally provided for under that plan, which are proposed to be eliminated by the amendment described in Proposal 2 of this proxy statement. Our Board has adopted certain stock ownership guidelines for its non-employee directors as described above.

        We have also entered into or engaged in certain transactions with our directors or affiliates of our directors. See "Certain Relationships and Related Transactions."

        The following table provides compensation information for the fiscal year ended April 30, 2009, for each non-employee member of our Board who served in that capacity at any time during the 2009 fiscal year. Directors who are officers or employees of Casella Waste Systems, Inc. do not receive any additional compensation to serve as directors or for attending meetings of our Board or its committees.

 NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2009

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Total
Gregory B. Peters	$138,750	$9,040	$147,790
Michael K. Burke	$41,000	$—	$41,000
John F. Chapple III	$43,000	$9,040	$52,040
James F. Callahan, Jr.	$55,000	$9,040	$64,040
Joseph G. Doody	$41,000	$9,040	$50,040
James P. McManus	$48,000	$9,040	$57,040

(1)
Amounts shown in the Stock Awards column do not reflect actual compensation received by each non-employee director but rather the compensation expense for financial statement reporting purposes for fiscal 2009, in accordance with SFAS 123(R), of restricted stock awards granted in fiscal 2009 under our 2006 Stock Incentive Plan for service on our Board. Restricted stock was granted at the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on the NASDAQ Stock Market. The restricted stock vests in equal annual installments over the three- year period following the date of grant, beginning on the first anniversary of the date of grant. The individual restricted stock awards reflected in the compensation table above are summarized below.

Name	Grant Date	Number of Shares of Restricted Stock Grants in Fiscal 2009	Grant Date Fair Value of Option Awards in Fiscal 2009
Gregory B. Peters	10/14/2008	5,458	$49,995
John F. Chapple III	10/14/2008	5,458	$49,995
James F. Callahan, Jr.	10/14/2008	5,458	$49,995
Joseph G. Doody	10/14/2008	5,458	$49,995
James P. McManus	10/14/2008	5,458	$49,995

(2)
As of April 30, 2009, our non-employee directors held the following aggregate numbers of shares under outstanding equity awards:

Name	Aggregate Stock Awards	Aggregate Number of Shares Underlying Option Awards
Gregory B. Peters	5,458	67,500
Michael K. Burke	5,458	7,500
John F. Chapple III	5,458	67,500
James F. Callahan, Jr.	5,458	35,000
Joseph G. Doody	5,458	30,000
James P. McManus	5,458	22,500

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our executives and is intended to place in perspective the data presented in the tables and narrative that follow.

 The Role of Our Compensation Committee

        The Compensation Committee, including its Stock Plan Subcommittee, is responsible for overseeing the compensation of our executive officers. In this capacity, our Compensation Committee administers our bonus, incentive compensation and stock incentive plans, and approves the salaries and other benefits of our executive officers. In addition, the Compensation Committee consults with management regarding our benefit plans and compensation policies and practices.

        To assist the Compensation Committee in discharging its responsibilities, the Committee has retained Watson Wyatt, an independent global consulting firm focused on human capital and financial management. Watson Wyatt provides the Compensation Committee with relevant market data and alternatives to consider when making executive compensation decisions. The Compensation Committee also considers compensation information from other sources, including from publicly available industry compensation information and general economic trends in the areas in which our executive officers work and live.

Objectives and Philosophy of Our Executive Compensation Program

        The Compensation Committee, including its Stock Plan Subcommittee, seeks to achieve three broad objectives in connection with our executive compensation program. First, the Compensation Committee seeks to reward executives for the achievement of business objectives. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive's compensation with the future performance of our Class A common stock, thereby aligning the interests of our executives with those of our stockholders. Finally, the Compensation Committee structures its executive compensation program so as to enable us to attract and retain qualified and talented executives.

        We have entered into employment agreements with each of our executive officers. These employment agreements establish annual base salary and annual bonus amounts that the Compensation Committee may increase. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining corporate objectives.

        In making compensation decisions, the Compensation Committee considers a number of factors, including the compensation packages paid by a peer group of publicly traded companies in the waste management industry selected by the Committee. This peer group, which is periodically reviewed and updated by the Compensation Committee after consultation with an independent compensation consultant (Watson Wyatt served in this capacity in fiscal 2009), consists of companies we believe are generally comparable to us. The companies included in this peer group for fiscal 2009 were Waste Services, Inc. and WCA Waste Corp. The Compensation Committee looks to this information in order to obtain a general understanding of current compensation practices in the industry but does not formally use that information to benchmark its executive compensation. The Compensation Committee also relies on various other factors, including existing compensation paid to executives, experience level of the individual, market factors, general economic conditions, corporate performance and cost of living in the areas where our executives live.

Components of our Executive Compensation Program

        The primary elements of our executive compensation program are:

  •
  base salary;

  •
  annual cash incentive bonuses;

  •
  stock performance awards; and

  •
  severance and change-of-control benefits.

        We do not have any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on its review of compensation of similarly situated executives in our peer group, the advice of its compensation consultant and our compensation philosophy described previously.

Base Salary

        Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. Base salaries are reviewed at least annually by our Compensation Committee. When establishing base salaries for fiscal 2009, the Compensation Committee began by reviewing the total base salary paid to each of our executives in fiscal 2008 and, for each executive officer, used that amount as a baseline for establishing fiscal 2009 base salary. The Compensation Committee then, for the purpose of setting base salary in fiscal 2009, considered whether to make any increases or decreases to this baseline by taking into account a variety of other factors, including the executive's experience, length of service, historical salary adjustments, the survey data of compensation in the peer group and the responsibilities of the specific executive position and performance of the executive. In addition, the Compensation Committee assessed our financial and operational performance for the prior fiscal year and the competitiveness of our executive compensation program. All of these factors, including the compensation paid to executives at companies in our peer group (which were higher than the compensation packages paid to our executives in fiscal 2008) led the Compensation Committee to increase base salaries in fiscal 2009. In fiscal 2009, our named executive officers' base salaries were as follows: Mr. Casella $361,333; Mr. Bohlig, $344,784; Mr. Larkin, $280,000; and Mr. Quinn, $285,000.

Annual Cash Incentive Bonus

        The employment agreements of each of the executive officers provide that each of these employees will be eligible to receive a bonus consisting of cash, stock awards or a combination thereof in an amount, if any, to be determined by the Compensation Committee after the conclusion of each fiscal year.

        The annual cash incentive bonuses for executive officers are intended to compensate for the achievement of company strategic, operational and financial goals. Amounts payable under the annual cash incentive bonus plan are calculated as a percentage of the applicable executive's base salary. For fiscal 2009, each executive was eligible to receive a maximum annual cash bonus of 70% of his annual base salary for fiscal 2009, except for Mr. Quinn who was eligible for a cash bonus of 85% of his annual base salary pursuant to the terms of his employment agreement. The fiscal 2009 bonus plan provided for the payment of a cash bonus based on (i) our earnings before interest and tax ("EBIT") and (ii) our earnings before interest, tax, depreciation and amortization ("EBITDA"), net of cash interest, capital expenditures, cash taxes, depletion of landfill operating lease obligations and changes in working capital ("Free Cash Flow"). An aggregate of 50% of the bonus was to be paid upon the achievement of EBIT target levels; and 50% was to be paid upon the achievement of Free Cash Flow target levels. A greater or lesser amount was payable in the event the targets were exceeded or not met.

        For fiscal 2009, the target levels for each metric were as set forth below. The target levels were determined following a review of internal projections. The Compensation Committee worked with our Chief Executive Officer to develop corporate goals that they believed could be reasonably achieved with hard work during the year, based on economic conditions in effect at the time the targets were adopted.

Target	Target Range	Actual Result	Payout
EBIT	$47.5 million to $53.6 million	$41.5 million	$0
Free Cash Flow	$10 million to $18 million	$8.8 million	$0

        For fiscal 2009, the Compensation Committee determined that the corporate strategic, operational and financial targets had not been met, and that accordingly, none of our executives were paid annual cash bonuses in fiscal 2009.

        For fiscal 2010, the Compensation Committee approved a cash bonus plan, pursuant to which our executive officers are eligible to receive an annual cash bonus upon the our achievement of specified targets with respect to EBITDA, EBIT and Free Cash Flow for the fiscal year ending April 30, 2010. Starting in fiscal 2010 we have modified our definition of Free Cash Flow to include net cash provided by operating activities less capital expenditures, payments on landfill operating leases and assets acquired through financing leases. In addition, for the purpose of calculating amounts payable under this bonus plan, Free Cash Flow is also adjusted for net effects of our financing as compared to target. Amounts payable under this cash bonus plan, if any, will be calculated as a percentage of a specified amount of the applicable executive's base salary. Under this cash bonus plan, each of Douglas Casella, Paul Larkin and James Bohlig is eligible to receive a maximum annual cash bonus of 85% of his annual base salary for fiscal 2010, and John Casella is eligible to receive a maximum annual cash bonus of 100% of his annual base salary for fiscal 2010.

        For fiscal 2010, the target levels for each metric and the aggregate percentage of the bonus to be paid upon achievement of the specified targets are as follows:

Target	Target Range	Aggregate Percentage Payout Upon Achievement of Target
EBITDA	$113 million to $119 million	25%
EBIT	$43 million to $49 million	25%
Free Cash Flow	$1 million to $8 million	50%

        The Compensation Committee worked with our Chief Executive Officer to develop corporate goals for fiscal year 2010 that they believe can be reasonably achieved with hard work over the next year, taking into account the current economic environment.

Stock Awards Granted in Fiscal 2009

        Our executive officers are also eligible to receive stock awards under our stock incentive plans. The Stock Plan Subcommittee grants stock options and other awards under our stock incentive plans to the executive officers. Historically, the use of stock options has been a significant element of the compensation packages of our executive officers. The stock options we have granted to our executives vest in equal, annual installments over a three or four year period of the ten-year option term, beginning on the first anniversary of the date of grant. Exercise rights generally cease shortly after termination of employment except in the case of death or disability, although in certain circumstances the exercise period may be extended if the Compensation Committee believes the extension is in our best interests. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. It has been the policy of the Stock Plan Subcommittee to set the exercise price of the stock options at a price that is at least equal to the fair market value of a share of our Class A common stock as of the date of grant.

        In fiscal 2009, the Compensation Committee determined that the grant of performance-based restricted stock units would serve as a more effective equity incentive program than stock options. These restricted stock units, each of which represents the right to receive a share of our Class A common stock, are subject to vesting. For fiscal 2009, the restricted stock units were granted subject to vesting upon our attainment of a targeted average annual return on net assets over a three-year period. The performance period of the restricted stock units granted in fiscal 2009 is from May 1, 2008 to April 30, 2011. The executive earns the target number of units based on the achievement of targets over this performance period and may receive a lesser or greater amount, up to a maximum of 150% of the original grant, if such target is not met or is exceeded. The restricted stock units will vest in full upon a change of control of the company. For the initial performance period of fiscal 2009 to fiscal 2011, the threshold, target and maximum levels were determined by the Compensation Committee in conjunction with our Chief Executive Officer following a review of internal projections. Based on current economic conditions, the Compensation Committee believes it will be difficult to achieve the target average annual return on net assets.

        For fiscal 2010, the Compensation Committee granted restricted stock units with vesting conditions based 50% on continued employment and 50% based on achievement of a target return on net assets. The 50% of restricted stock units which vest based on continued employment vest in equal annual installments over a three-year period. The 50% of restricted stock units which vest based on target return on net assets will vest upon the achievement of a target return during fiscal 2012, and the executive may receive a lesser or greater amount, up to 200% of the original portion of the grant that is subject to vesting based on the target return, if such target is not met or is exceeded. The Compensation Committee worked with our Chief Executive Officer to develop the target return on net assets and believes that the target return on net assets for fiscal 2012 is attainable.

        We do not have a program, plan or practice of timing the grant of equity awards in coordination with the release of material non-public information. We typically make equity awards to our officers and employees when the person is first hired and thereafter once annually at a regularly scheduled Compensation Committee meeting at the commencement of the respective fiscal year.

Benefits and Other Compensation

        We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. We contribute 50 cents for every dollar an employee invests in the 401(k) plan up to a maximum company match of one thousand dollars per calendar year. In January 2009, we temporarily suspended our matching contribution to the 401(k) plan. Our executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees.

Severance and Change-of-Control Benefits

        Pursuant to employment agreements we have entered into with our executive officers, our executive officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change of control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption "—Potential Payments Upon Termination or Change of Control" below.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to a company's chief executive officer and each other officer (other than the chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among our most highly paid executive officers. Certain compensation, including qualified performance based compensation, may be deducted if certain requirements are met. The Compensation Committee, including its Stock Plan Subcommittee, reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate and in the best interests of our stockholders, after taking into consideration changing business conditions and the performance of our employees. The potential compensation arising from the grant of performance stock units to executive officers in fiscal 2009 and fiscal 2010 would be subject to the limitations effected by Section 162(m).

 Report of the Compensation Committee

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K/A for the year ended April 30, 2009.

                      By the Compensation Committee of the Board of
                      Directors of Casella Waste Systems, Inc.
                      James P. McManus, Chair
                      John F. Chapple III
                      Joseph G. Doody
                      Gregory B. Peters

Summary Compensation Table

        The following table sets forth the total compensation paid or accrued for fiscal 2007, 2008 and 2009 to our named executive officers.

Name and Principal Position	Fiscal Year	Salary	Bonus		Option Award Compensation (1)	Stock Award Compensation (1)	All Other Compensation (2)	Total
John W. Casella	2009	$361,333	$—		$64,265	$—	$6,325	$431,923
Chief Executive Officer	2008	$350,809	$196,576		$59,904	$—	$7,653	$614,942
	2007	$340,591	$23,841		$33,737	$—	$7,785	$405,954
James W. Bohlig	2009	$344,784	$—		$64,265	$—	$7,800	$416,849
Senior Vice President	2008	$334,741	$187,572		$59,904	$—	$7,800	$590,017
and Chief	2007	$324,991	$22,749		$33,737	$—	$7,800	$389,277
Development Officer
Paul A. Larkin	2009	$280,000	$—		$93,505	$56,580	$17,925	$448,010
President and Chief	2008	$86,970	$202,299	(3)	$122,118	$66,411	$2,423	$480,221
Operating Officer
John S. Quinn (4)	2009	$92,841	$100,000	(5)	$107,184	$63,535	$207,541	$471,101
Senior Vice President
and Chief Financial
Officer

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the dollar amounts recognized by us as compensation expense for financial reporting purposes for equity compensation awards pursuant to SFAS 123(R), excluding estimates of forfeitures related to service based vesting conditions. Although the amounts shown do not reflect estimated forfeitures, the amounts actually recognized in our financial statements are reduced for estimated forfeitures pursuant to SFAS 123(R). These compensation expense amounts reflect equity compensation awards granted in fiscal 2007, 2008 and 2009. The assumptions used to calculate the value of option awards are set forth under Note 15 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the fiscal year ended April 30, 2009. The individual awards reflected in the summary compensation table are summarized below:

Name	Grant Date	Number of Options	Number of Restricted Stock Units	Number of Performance Stock Units	Value of Awards Pursuant to SFAS 123(R) Fiscal Year 2007	Value of Awards Pursuant to SFAS 123(R) Fiscal Year 2008	Value of Awards Pursuant to SFAS 123(R) Fiscal Year 2009
John W. Casella	7/6/06	30,000	—	—	$33,737	$41,322	$41,322
	7/23/07	14,000	—	—	$—	$18,582	$24,116
	7/28/08	—	—	13,000	$—	$—	$—
James W. Bohlig	7/6/06	30,000	—	—	$33,737	$41,322	$41,322
	7/23/07	14,000	—	—	$—	$18,582	$24,116
	7/28/08	—	—	12,000	$—	$—	$—
Paul A. Larkin	1/9/08	50,000	—	—	$—	$122,118	$93,505
	1/22/08	—	8,688	—	$—	$58,579	$41,421
	2/28/08	—	2,198	—	$—	$7,832	$15,159
	7/28/08	—	—	12,000	$—	$—	$—
John S. Quinn	1/5/09	150,000	24,691	12,000	$—	$—	$170,719
(2)
The amounts reported in the All Other Compensation column reflect, (a) with respect to Mr. Casella, $750 we contributed to the 401(k) Plan in respect of Mr. Casella in fiscal 2008, (b) with respect to Messrs. Casella and Bohlig, the dollar value of life insurance premiums paid by us in respect of such executive officer, (c) with respect to Mr. Larkin in fiscal 2009, a $15,000 reimbursement for relocation costs and a $2,925 automobile allowance; and (d) with respect to Mr. Quinn, a $105,000 reimbursement for relocation costs and a $2,541 automobile allowance.

(3)
Includes a make whole benefit of $200,000 we paid to Mr. Larkin in fiscal 2008 pursuant to the terms of his employment agreement.

(4)
On August 12, 2009, Mr. Quinn tendered his resignation as the Senior Vice President, Chief Financial Officer and Treasurer of Casella Waste Systems, Inc., which shall be effective September 25, 2009.

(5)
Consists of a make-whole benefit we paid to Mr. Quinn in fiscal 2009 pursuant to the terms of his employment agreement.

Grants of Plan Based Awards in Fiscal 2009

        The following table sets forth information regarding grants of equity awards made to our named executive officers during the fiscal year ended April 30, 2009.

Name	Grant Date	Number of Securities Underlying Options (1)	Number of Securities Underlying Restricted Stock Units (2)	Number of Securities Underlying Performance Stock Units (3)	Exercise or Base Price of Award ($/Sh)	Grant Date Fair Value of Awards (4)
John W. Casella	7/28/08	—	—	13,000	$12.14	$157,820
James W. Bohlig	7/28/08	—	—	12,000	$12.14	$145,680
Paul A. Larkin	7/28/08	—	—	12,000	$12.14	$145,680
John S. Quinn	1/5/09	150,000	—	—	$4.05	$244,674
	1/5/09	—	24,691	—	$4.05	$99,999
	1/5/09	—	—	12,000	$4.05	$48,600

(1)
Mr. Quinn's stock option award was granted under our 2006 Stock Incentive Plan at an exercise price equal to the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on the NASDAQ Stock Market. Mr. Quinn's stock options vest in equal, annual installments over the three-year period following the date of grant, beginning on the date of grant. Mr. Quinn's employment with the Company will terminate on September 25, 2009, prior to the vesting date of any of these options.

(2)
Restricted stock units granted to Mr. Quinn vested at the end of six months from the date of grant.

(3)
Performance stock units are subject to vesting based on our attainment of a targeted annual return on net assets over a three year period through fiscal 2011. Amounts reflected are at 100% of the target level. On August 28, 2009, our executive officers agreed to a termination of the performance share unit awards granted to them on July 28, 2008; for further discussion see "PROPOSAL 2—APPROVAL OF AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN—Shares Available for Issuance."

(4)
The value of a stock option award is based on the fair value as of the grant date of such award determined pursuant to SFAS 123(R), and disregards estimates of forfeitures related to service based vesting conditions. The value of a restricted and performance stock unit is based on the fair market value as of the grant date of the Class A common stock underlying the award.

 Outstanding Equity Awards at Fiscal 2009 Year-End

        The following table summarizes outstanding unexercised options and stock units that have not vested and related information for each of our named executive officers as of April 30, 2009.

	Option Awards (1)				Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Stock Units That Have Not Vested	Market Value of Stock Units That Have Not Vested
John W. Casella	30,000		$8.65	7/31/12	13,000	$26,780
	30,000		$9.12	6/18/13
	30,000		$13.28	6/28/14
	30,000		$12.00	6/30/15
	15,000	15,000	$13.00	7/6/16
	4,666	9,334	$11.01	7/23/17
James W. Bohlig	150,000		$15.56	9/15/09	12,000	$24,720
	150,000		$8.69	5/10/10
	30,000		$8.65	7/31/12
	30,000		$9.12	6/18/13
	30,000		$13.28	6/28/14
	30,000		$12.00	6/30/15
	15,000	15,000	$13.00	7/6/16
	4,666	9,334	$11.01	7/23/17
Paul A. Larkin	33,333	16,667	$12.96	1/9/18	12,000	$24,720
John S. Quinn	50,000	100,000	$4.05	1/5/19	36,691	$75,583

(1)
The options vest in equal, annual installments over a three or four year period, beginning on the first anniversary of the date of grant or on the date of grant. Restricted stock units issued to Mr. Quinn vested at the end of six months from the date of grant. Performance stock units are subject to vesting based on our attainment of a targeted annual return on net assets over a three year period.

Option and Stock Award Exercises During Fiscal 2009

        There were no stock option exercises and no stock awards that vested for any of our named executive officers during fiscal 2009.

Potential Payments Upon Termination or Change of Control

Employment Agreements

        We have employment agreements with Messrs. Casella, Bohlig, Larkin and Quinn. Our employment agreements with Messrs. Casella and Bohlig commenced as of December 8, 1999. Our employment agreement with Mr. Larkin commenced as of January 9, 2008, and our employment agreement with Mr. Quinn commenced as of January 5, 2009. Each of Messrs. Casella's, Bohlig's, Larkin's and Quinn's employment agreement has an initial term of three years from the commencement date and is automatically renewable for additional terms of one year unless terminated by either party pursuant to the terms of the agreement. Mr. Bohlig's employment agreement was amended on January 8, 2008 to extend the initial term to three years from the date of the amendment. On December 30, 2008, we amended our employment agreements with Messrs. John Casella, Bohlig and Larkin to document compliance with, and, as applicable, exemption from, Section 409A of the Internal Revenue Code, as amended.

        Pursuant to the terms of their employment agreements, each of Messrs. Casella, Bohlig, Larkin and Quinn is entitled to a specified annual base salary, subject to adjustment as set forth in the agreement, an annual bonus consisting of cash, stock awards or a combination of cash and stock awards, in an amount determined by the Compensation Committee prior to the conclusion of each fiscal year, and a severance package upon the termination of employment. With respect to each of Messrs. Casella and Bohlig, we have agreed to use our best efforts to assure that Mr. Casella and Mr. Bohlig are elected to our Board for the duration of their terms of employment. In addition, within 15 days of executing his employment agreement with us, Mr. Larkin received a stock option to purchase 50,000 shares of our Class A common stock and a one-time make whole benefit of $200,000, one-half paid in cash and one-half paid in restricted stock units. Within 15 days of Mr. Quinn executing his employment agreement with us, he received 12,000 performance stock units and a one-time make whole benefit of $200,000, one-half paid in cash and one-half paid in restricted stock units, and upon commencement of employment, Mr. Quinn received a stock option to purchase 150,000 shares of our Class A common stock.

        Pursuant to their agreements, in fiscal 2009, the annual base salary of Mr. Casella was $361,333, the annual base salary of Mr. Bohlig was $344,784 and the annual base salary of Mr. Larkin was $280,000. Since Mr. Quinn began his employment with us in January 2009, for fiscal 2009, Mr. Quinn received $92,841, a pro rated portion of his annual base salary of $285,000.

        Each of Messrs. Casella and Bohlig also agreed not to compete with us for a period of two years after the termination of his employment within 300 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees. Each of Messrs. Larkin and Quinn agreed not to compete with us for a period of one year after the termination of his employment within 100 miles of any facility operated by us during the term of his employment and not to solicit our customers, accounts or employees. In the event that Mr. Casella or Mr. Bohlig terminate their employment voluntarily and are not entitled to severance, the non-compete provisions of their respective agreements would not apply unless we continue to pay their base salary and any termination benefits or payments required under their agreements.

        In the event Mr. Casella's or Mr. Bohlig's employment is terminated by us other than for cause (as defined below), such employee will be entitled to payment of an amount equal to (a) three times the sum of (i) his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to such officer under his agreement or 50% of his base salary immediately prior to such termination, plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, such employee will continue to receive healthcare and other benefits for a period of three years from the date of termination, and any stock options or equity grants issued by us to either such employee will become exercisable in full upon termination without cause. In the event that Mr. Casella terminates his employment with us for good reason or qualified good reason (as defined below), such employee will receive the maximum payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes payable in connection with the severance payments. Pursuant to Mr. Bohlig's amended employment agreement, in the event that during the initial three-year term of the agreement, which commenced in January 2008, his employment is terminated by him for good reason, he would be entitled to receive the higher of an amount equal to his base salary payable through the remainder of the initial term, or the sum of his base salary for 18 months and any bonus earned and accrued for the period prior to such termination. During any period under the agreement following the initial three-year term, termination by Mr. Bohlig for good reason will result in a payment of his base salary for 18 months.

        In the event Mr. Larkin's employment is terminated by us without cause, he will be entitled to payment of an amount equal to (a) 12 months of the highest base salary paid to Mr. Larkin prior his termination, (b) 70% of his base salary immediately prior to such termination and (c) an amount in cash equal to any accrued but unpaid base salary, bonus and vacation pay. Any stock options or equity grants issued by us to Mr. Larkin will become exercisable in full upon termination without cause. In the event that Mr. Larkin terminates his employment for good reason, he will be entitled to receive the severance payments described in the preceding two sentences plus an additional payment intended to compensate him for excise taxes payable in connection with the severance payments.

        In the event Mr. Quinn's employment is terminated by us without cause, he will be entitled to payment of an amount equal to the sum of (a) two times his highest base salary at any time prior to termination and (ii) two times 85% of his highest base salary immediately prior to such termination, plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, Mr. Quinn will continue to receive healthcare and other benefits for a period of two years from the date of termination. Any stock options or equity grants issued by us to Mr. Quinn will become exercisable in full upon termination without cause. In the event that Mr. Quinn terminates his employment with us for good reason, defined as the assignment of any duties inconsistent with his status as Senior Vice President and Chief Financial Officer, a material adverse alteration in the nature or status of his responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or a material diminution in his compensation, Mr. Quinn will receive the maximum payments described in the preceding two sentences, accelerated vesting at the time of termination of any equity granted to Mr. Quinn and an additional payment intended to compensate him for excise taxes payable in connection with the severance payments.

        For purposes of each agreement discussed above, "cause" means the discharge of the employee resulting from (a) a conviction of a crime involving us; (b) an act or omission which has a material adverse effect on us; (c) fraud, misappropriation or embezzlement; or (d) the breach of confidentiality, non-competition or other material obligations by the employee. For the purposes of the employment agreements of Messrs. Casella, Bohlig and Larkin discussed above, "good reason" means the occurrence of (a) a change of control, accompanied by, or followed within the 12-month period after a change of control by (b) (i) the assignment to the employee of any duties inconsistent with his status prior to the change of control or which require travel significantly more time-consuming than that required at commencement of the agreement, or (ii) a material adverse alteration in the nature or status of the employee's responsibilities from those provided in the agreement or the transfer of a significant portion of such responsibilities to one or more other persons, or (iii) a material diminution in the employee's compensation. For the purposes of the employment agreements of Messrs. Casella and Bohlig discussed above, "qualified good reason" means the occurrence of one of the events under clause (b)(i), (ii) or (iii) of the preceding definition of good reason.

        The severance benefits described above were extended to Messrs. Casella and Bohlig as an inducement to their decision to continue to remain employed by us and, in the case of Messrs. Larkin and Quinn, as an inducement to accept employment with us. At the time each of such agreements was entered into, the Board considered a number of factors, including severance arrangements offered by comparable companies, the importance of the respective employee to our ongoing success and the benefits of receiving a non-competition and non-solicitation covenant from the respective employee in exchange for the agreed severance. The Compensation Committee considers the severance benefits to be separate from the compensation payable to employees for their ongoing services and accordingly does not consider the value of the severance package when setting current compensation.

Summary of Potential Payments Upon Termination or Change of Control as of April 30, 2009

	Termination without Cause
	Cash Payments (1)	Value of Benefits (2)	Value of Options with Accelerated Vesting (3)	Value of Stock with Accelerated Vesting (4)
John W. Casella	$1,264,666	$74,268	$—	$40,170
James W. Bohlig	$1,206,744	$78,693	$—	$37,080
Paul A. Larkin	$476,000	$9,187	$—	$37,080
John S. Quinn	$1,054,500	$36,772	$—	$87,943

	Immediately upon a Change of Control		Termination for Good Reason
	Value of Options with Accelerated Vesting (3)	Value of Stock with Accelerated Vesting (4)	Cash Payments (1)	Value of Benefits (2)	Value of Options with Accelerated Vesting (3)	Value of Stock with Accelerated Vesting (4)
John W. Casella	$—	$40,170	$1,264,666	$74,268	$—	$40,170
James W. Bohlig	$—	$37,080	$1,206,744	$78,693	$—	$37,080
Paul A. Larkin	$—	$37,080	$476,000	$9,187	$—	$37,080
John S. Quinn	$—	$87,943	$1,054,500	$36,772	$—	$87,943

(1)
The amounts in this column reflect a lump sum payment, as described above, equal to a multiple of annual base salary in effect on April 30, 2009, and a bonus or other amount equal to a percentage of the base salary for each named executive officer in accordance with the terms of his respective employment agreement.

(2)
The amounts in this column reflect payments for monthly COBRA premiums for continued health and dental coverage as well as payments for life insurance and disability insurance premiums as of April 30, 2009. For Mr. Casella and Mr. Bohlig payment of these benefits will continue for a period of three years, for Mr. Larkin, a period of 12 months, and for Mr. Quinn, a period of two years from the date of termination.

(3)
The amounts in this column are calculated based on the difference between $2.06, the closing market price per share of our common stock on April 30, 2009, and the exercise price per share for the options subject to accelerated vesting. As the exercise price per share exceeds the closing market price per share, the value associated with accelerated vesting is $0.00.

(4)
The amounts in this column are calculated based on the maximum number of shares subject to accelerated vesting valued at $2.06 per share, the closing market price of our common stock on April 30, 2009. On August 28, 2009, our executive officers agreed to a termination of the performance share unit awards granted to them on July 28, 2008; for further discussion see "PROPOSAL 2—APPROVAL OF AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN—Shares Available for Issuance."

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        We have adopted a written policy and have established procedures regarding approval of transactions between us and any employee, officer, director and other related persons, including those required to be reported under Item 404 of Regulation S-K. The policy, which is in our Audit Committee charter, requires that related party transactions are reviewed and approved by the Board's Audit Committee.

        With respect to bidding projects in excess of $500,000 in which a related party, including Casella Construction, Inc. is a bidder, the Audit Committee has established a specific procedure. This procedure requires us to solicit a minimum of three qualified bids. The bid package is required to be sufficiently detailed to allow for direct comparisons of costs between responsive bidders. Bids for work on which Casella Construction, Inc. or any other related party is bidding are required to be directed to a third party engineer for opening, compilation and tabulation. The bids are then evaluated by the project team based on price, performance references, qualifications, experience, alternate bid items, proposed schedule, subcontractors qualifications/references, technical compliance and other bid information that is in the best interest of the project. In the event that a construction contract is successfully bid by a related party, bids and recommendations are required to be submitted to our Chief Financial Officer for submission to and approval by the Audit Committee. With respect to sole source bids (i.e. those less than $500,000), the Audit Committee is required to be provided with documentation describing the reason for the work, a comparison of market or historical prices to the bid price, and senior management approval. Change orders relating to contracts with related parties are required to be forwarded to our Chief Financial Officer, who will obtain the approval of the Audit Committee before the change order is approved.

        With respect to related party transactions involving aggregate consideration in excess of $10.0 million or in excess of $2.0 million if such transaction is not approved by a majority of disinterested directors, we are required by the terms of our debt instruments to obtain an opinion as to the fairness of such transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        Our related party policy also provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

        We engage Casella Construction, Inc., a company owned by John W. Casella, our chief executive officer and chairman of the Board of Directors, and Douglas R. Casella, our vice chairman of the Board of Directors, to provide construction services for us, including construction, closure and capping activities at our landfills. Total purchased services from Casella Construction, Inc. charged to operations or capitalized to landfills for fiscal 2007, 2008 and 2009 were $13.2 million, $9.1 million and $7.6 million, respectively, of which $759,000 and $563,000 were outstanding and included in either accounts payable or other current liabilities at April 30, 2008 and 2009, respectively. In addition, we have approved ongoing contracts with Casella Construction, Inc., which we expect will result in payments by us to Casella Construction, Inc.

        We are also party to two real estate leases with Casella Associates, LLP, a Vermont limited liability company owned by John W. Casella and Douglas R. Casella, relating to facilities we occupy. The leases, relating to Casella Waste Systems, Inc.'s corporate headquarters in Rutland, Vermont and our Montpelier, Vermont facility, were renewed in March 2008 and provide for aggregate monthly payments of $24,946 and expire in April 2013. These leases have been classified by us as capital leases for financial reporting purposes.

        From 1977 to 1992, we operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella, which operated as a single-purpose real estate holding company. We paid the cost of closing this landfill in 1992, and have agreed to pay all post-closure obligations. In fiscal 2008 and 2009, we paid an aggregate of $8,175 and $9,785, respectively, pursuant to this arrangement. As of April 30, 2009, we had accrued $111,497 for costs related to those post-closure obligations.

        On March 2, 2000, we made a loan to Mr. Bohlig. The purpose of the loan was to assist Mr. Bohlig in meeting his repayment obligations under certain margin loans secured by his shares of our Class A common stock. The terms of the loan provide for the payment upon demand. The loan has no fixed repayment terms. Interest on the loan accrues monthly at the prime rate (3.25% at April 30, 2009) and is adjusted on a monthly basis. This loan to Mr. Bohlig was in the aggregate principal amount of $400,000. On November 28, 2000, we made an additional loan to Mr. Bohlig. The terms of this loan are identical to the terms of the March 2000 loan. This latter loan to Mr. Bohlig was in the aggregate principal amount of $616,000. As of July 31, 2009, an aggregate of $1,132,960 in principal and interest was outstanding under these loans.

        We have also entered into employment agreements with each of our executive officers. See "Employment Agreements."

 Report of the Audit Committee of the Board of Directors

        The Audit Committee of our Board is composed of three members and acts under a written charter originally approved on September 24, 2003 and reviewed and ratified on August 17, 2009. All of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market that apply to us and otherwise satisfy NASDAQ's eligibility requirements for Audit Committee membership. The Audit Committee met seven times during fiscal 2009.

        The Audit Committee has reviewed our audited financial statements for the fiscal year ended April 30, 2009 and has discussed these financial statements with management and our independent auditors.

        The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB, AU Section 380 (Communication with Audit Committees), as modified or supplemented.

        PCAOB AU Section 380 requires our independent auditors to discuss with the Audit Committee, among other things, the following:

  •
  methods to account for significant unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by PCAOB Rule 3526 (Communicating with Audit Committees Concerning Independence), as modified or supplemented. The Audit Committee has discussed with the independent auditors their independence from us.

        Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K/A for the year ended April 30, 2009.

                        By the Audit Committee of the Board of
                        Directors of Casella Waste Systems, Inc.
                        James F. Callahan, Jr., Chair
                        Michael K. Burke
                        Gregory B. Peters

 Audit Fees and Other Matters

        The following table summarizes the fees of Caturano and Company, P.C., our independent registered public accounting firm for the fiscal years ended April 30, 2008 and April 30, 2009, billed to us for each of the last two fiscal years for audit services and other services:

Fee Category	Fiscal 2009	Fiscal 2008
Audit Fees (1)	$1,046,665	$920,459
Tax Fees (2)	22,000	41,000

Total Fees	$1,068,665	$961,459

(1)
Audit fees consist of professional fees for the audit of our financial statements, the audit of our internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Tax fees consist of professional fees for tax return preparation and consulting.

Pre-Approval Policies and Procedures

        Our Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee.

        The Audit Committee pre-approved 100% of the audit and non-audit services performed by our independent registered public accounting firm in fiscal 2009. No services were approved pursuant to the de minimis exception to the Audit Committee pre-approval requirements.

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE 2006 STOCK INCENTIVE PLAN

        Our Board believes that it is in our best interests to encourage stock ownership by our employees. On August 27, 2009, our Board adopted, subject to stockholder approval, an amendment to our 2006 Stock Incentive Plan (the "2006 Plan") increasing the number of shares of Class A common stock authorized for issuance under the 2006 Plan by an additional 1,200,000 shares. The amendment also (i) eliminates the specific reservation of shares for non-employee directors and (ii) in recognition of the compensation currently payable to non-employee directors, as described above, eliminates the provisions pursuant to which the Company shall automatically grant non-employee directors options to purchase 7,500 shares upon initial appointment as director and at each annual meeting. At the 2009 Annual Meeting, stockholders will be asked to approve this amendment.

        If the amendment is approved, Awards may be granted under the 2006 Plan for the number of shares of our Class A Common Stock that is equal to the sum of: (i) 2,475,000 shares of Class A Common Stock (subject to adjustment in the event of stock splits and other similar events) plus (ii) such additional number of shares of Class A Common Stock as were, at the date of adoption of the 2006 Plan, subject to options previously granted under our 1993 Incentive Stock Option Plan, 1994 Non-statutory Stock Option Plan, 1996 Stock Option Plan, and Amended and Restated 1997 Stock Incentive Plan (the "Terminated Plans"), which are not actually issued under the Terminated Plans because such options expired or otherwise resulted in shares not being issued. To the extent that shares are issued pursuant to options previously granted under the Terminated Plans, such shares will not be available for issuance under the 2006 Plan. No more than 3,016,850 shares of Class A common stock could become available for issuance under the 2006 Plan from awards outstanding under the Terminated Plans.

Shares Available for Issuance

        As of August 28, 2009, there were an aggregate of 22,915 shares available for future awards under the 2006 Plan, which amount does not include the shares that may become issuable under the 2006 Plan as a result of shares which were, at the date of the original adoption of the 2006 Plan, subject to outstanding options granted under the Terminated Plans which were not actually issued under the Terminated Plans because such options expire or otherwise result in shares not being issued. On July 28, 2008, we granted an aggregate of 318,719 performance share units under the 2006 Plan to 186 of our employees, including our executive officers, that are subject to vesting based on our achievement of a targeted annual return on net assets over a three-year period. On June 11, 2009, we granted restricted stock unit awards under the 2006 Plan in an aggregate amount of up to 1,853,000 shares of our Class A common stock (1,227,384 shares of which are performance share units that are subject to vesting based on our attainment of a targeted annual return on net assets over a three-year period) to 189 of our employees, including our executive officers. Since the June 11, 2009 grant, we have determined that due to a clerical calculation error, the number of shares subject to the awards made on June 11, 2009 exceeded the number of shares that were available for issuance under the 2006 Plan. As a result, we have asked each of our officers and certain of our employees who received a performance stock unit award on June 11, 2009 and July 28, 2008 to agree to a termination of the performance share unit agreements evidencing such awards. Upon stockholder approval of this proposal to increase the number of shares authorized for issuance under the 2006 Plan, we will grant to each such officer performance share unit awards under the 2006 Plan for the same number of shares and subject to the same terms and vesting as such officer's June 11, 2009 and July 28, 2008 awards which such officer has agreed to terminate. Subject to stockholder approval of this Proposal 2 and assuming the issuance of these proposed grants and the termination of awards (including options, each with an exercise price in excess of the current market price for our shares) under the Terminated Plans (in the aggregate amount of 579,000 shares) which are due to expire prior to the Annual Meeting and which will become available for issuance under the 2006 Plan, we expect that 878,402 shares will be available for issuance under the 2006 Plan immediately following the Annual Meeting.

        The Board believes that the amendment is in the best interests of shareholders and recommends a vote "FOR" this proposal.

        The following summary is qualified in its entirety by reference to the 2006 Plan, as amended, a copy of which is attached as Appendix A to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC's home page (www.sec.gov). In addition, a copy of the 2006 Plan, as amended, may be obtained by writing to Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attn: Corporate Secretary.

Description of the 2006 Plan, as amended

Types of Awards

        The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards as described below (collectively, "Awards").

        Incentive Stock Options and Non-statutory Stock Options.    Optionees receive the right to purchase a specified number of shares of Class A common stock, or common stock, at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Except in the case of substitute options granted in connection with certain mergers, consolidations or acquisitions, options must be granted at an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the company). Options may not be granted for a term in excess of ten years. The 2006 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a "cashless exercise" through a broker, (ii) subject to certain conditions, surrender to us of shares of common stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

        Prior to the amendment described in this Proposal 2, the 2006 Plan has provided that each director who is not an employee of ours or of any subsidiary of ours shall receive a Non-statutory Stock Option to purchase 7,500 shares of common stock upon his or her commencement of service on the Board, vesting in three equal installments beginning on the first anniversary of the date of grant. In addition, the 2006 Plan has provided that an additional option to purchase 7,500 shares of common stock is granted to each incumbent non-employee director who has served on our Board for at least 12 months on the date of each Annual Meeting, vesting in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of such automatic grants to non-employee directors under the 2006 Plan is equal to the closing sale price of the common stock on the trading date immediately prior to the date of grant. Commencing with the 2008 Annual Meeting, pursuant to its discretionary granting authority, the Board has granted restricted stock in lieu of the stock options described above. The annual grant of restricted stock will have a value on the date of grant of $50,000 and will vest over a period of three years, commencing on the first anniversary of the date of grant. The proposed amendment to the 2006 Plan would eliminate the provision under which the non-employee directors would automatically receive the above-referenced Non-statutory Stock Options to purchase 7,500 shares of common stock at the time of a director's initial election or on the date of each Annual Meeting, and accordingly, any awards to directors would be made pursuant to the Board's discretionary granting authority under the 2006 Plan.

        Stock Appreciation Rights.    A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

        Restricted Stock Awards.    Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

        Restricted Stock Unit Awards.    Restricted Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board.

        Other Stock-Unit Awards.    Under the 2006 Plan, the Board has the right to grant other Awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future and awards providing cash bonuses based on the achievement of performance goals.

        Limitation on Repricing.    Unless such action is approved by our stockholders: (i) no outstanding option granted under the 2006 Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments related to stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization), and (ii) the Board may not cancel any outstanding option (whether or not granted under the 2006 Plan) and grant in substitution therefor new Awards under the 2006 Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

        Performance Conditions.    The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Unit Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on the relative or absolute attainment of specified levels of one or any combination of the following measures: net income, revenue or earnings each before or after, or otherwise adjusted for, discontinued operations, cost of operations, general and administrative costs, working capital, property plant and equipment, goodwill and intangible assets, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales or sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment, with or without adjustment for working capital; improvement of financial ratings; achievement of balance sheet or income statement objectives; or total shareholder return. These performance measures may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Compensation Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, division, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

        We believe that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect us.

Transferability of Awards

        Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

        Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to our employees.

        The maximum number of shares with respect to which Awards may be granted to any Participant under the 2006 Plan may not exceed 200,000 shares per fiscal year. For purposes of this limit, the combination of an Option in tandem with SAR is treated as a single award. In addition, with respect to Other Stock-Unit Awards providing a cash bonus, the maximum amount of such cash bonus may not exceed $2 million.

Plan Benefits

        As of April 30, 2009, approximately 2,393 persons were eligible to receive Awards under the 2006 Plan, including our 11 executive officers and directors, of which six are non-employee directors. The granting of Awards under the 2006 Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group, except that under the 2006 Plan our non-employee directors will receive an annual grant of restricted stock having a value on the date of grant of $50,000 and vesting over a period of three years, commencing on the first anniversary of the date of grant. It is not possible to determine other specific amounts that may be awarded under the 2006 Plan.

Administration

        Our Board administers the 2006 Plan. Our Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, our Board may delegate authority under the 2006 Plan to one or more committees or subcommittees of the Board. Our Board has authorized the Compensation Committee to administer certain aspects of the 2006 Plan, including the granting of options to executive officers, and has authorized the Stock Plan Subcommittee of the Board, consisting of Messrs. McManus and Peters to grant options, subject to limitations set by the Compensation Committee, to executive officers.

        Subject to any applicable limitations contained in the 2006 Plan, the Board, the Compensation Committee, the Stock Plan Subcommittee of the Compensation Committee, or any other committee to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of the fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-unit Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

        Our Board is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2006 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of our company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of our common stock for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of our company. In connection with a Reorganization Event, the Board or the Compensation Committee will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board or the Committee determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Class A common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to Participants equal to the excess, if any of (A) the Acquisition Price times the number of shares of Class A common stock subject to the Participant's Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards and any applicable tax withholdings, (v) provide that, in connection with a liquidation or dissolution of our company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

        Our Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

  Substitute Awards

        In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2006 Plan. Substitute Awards will not count against the 2006 Plan's overall share limit, except as may be required by the Code.

  Provisions for Foreign Participants

        Our Board or the Compensation Committee may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

        No Award may be made under the 2006 Plan after October 10, 2016 but Awards previously granted may extend beyond that date. Our Board may at any time amend, suspend or terminate the 2006 Plan; provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the Plan.

Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation.

Incentive Stock Options

        A Participant will not have income upon the grant of an incentive stock option. Also, except as described below, a Participant will not have income upon exercise of an incentive stock option if the Participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the Participant exercises the option. If the Participant has not been so employed during that time, then the Participant will be taxed as described below under "Non-statutory Stock Options." The exercise of an incentive stock option may subject the Participant to the alternative minimum tax.

        A Participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the Participant sells the stock. If a Participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a Participant sells the stock prior to satisfying these waiting periods, then the Participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the Participant has held the stock for more than one year and otherwise will be short-term. If a Participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

        A Participant will not have income upon the grant of a non-statutory stock option. A Participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the Participant exercised the option less the exercise price. Upon sale of the stock, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the Participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

        A Participant will not have income upon the grant of a stock appreciation right. A Participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the

SAR was exercised. This capital gain or loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

        A Participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a Participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the Participant does not make an 83(b) election, then when the stock vests the Participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the Participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the Participant held the stock for more than one year after vesting and otherwise will be short-term.

Restricted Stock Units

        A Participant will not have income upon the grant of a restricted stock unit. A Participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the Participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the Participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the Participant held the stock for more than one year after vesting and otherwise will be short-term.

Other Stock-Unit Awards

        The tax consequences associated with any other stock-unit Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the Participant under the Award and the Participant's holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

        There will be no tax consequences to us except that we will be entitled to a deduction when a Participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        The Board believes that the amendment to the 2006 Plan is in the best interests of Casella Waste Systems and its stockholders and therefore recommends a vote "FOR" approval of the amendment to the 2006 Plan.

PROPOSAL 3—RATIFICATION OF THE
SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed the firm of Caturano and Company, P.C., an independent registered public accounting firm, to audit our books, records and accounts for the fiscal year ending April 30, 2010. This appointment is being presented to the stockholders for ratification at the Annual Meeting.

        Proxies solicited by management will be voted for the ratification unless stockholders specify otherwise. Although we are not required to submit the appointment to a vote of the stockholders, our Board believes it is appropriate as a matter of policy to request that the stockholders ratify the appointment of Caturano and Company, P.C. as our independent registered public accounting firm. If the stockholders do not ratify the appointment, our Audit Committee will investigate the reasons for stockholder rejection and consider whether to retain Caturano and Company, P.C. or appoint another independent registered public accounting firm. Even if the appointment is ratified, our Board and our Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

        A representative of Caturano is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

        The Board believes that the selection of Caturano and Company, P.C. as our independent registered public accounting firm is in the best interests of the company and of our stockholders and therefore recommends a vote "FOR" this proposal.

 STOCKHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING

        Any proposal that a stockholder intends to present at the 2010 Annual Meeting of stockholders must be submitted to the attention of the Corporate Secretary at our offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than May 7, 2010 in order to be considered for inclusion in the proxy statement relating to that Annual Meeting.

        If a stockholder wishes to present a proposal before the Annual Meeting in 2010 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, the stockholder must give notice of the proposal to our Corporate Secretary at our principal offices. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary at our principal offices, and received by July 15, 2010, but not before June 15, 2010, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. If a stockholder who wished to present a proposal before the Annual Meeting fails to notify us by the required date, the proxies that the Board solicits for the Annual Meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC's proxy rules.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Ned Coletta, Director Investor Relations, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, (802) 775-0325. If you would like to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

        Our Annual Report on Form 10-K/A is available at www.casella.com under the section entitled "Investors Financial Information." Stockholders may request a copy of our Annual Report free of charge by contacting:

Director Investor Relations
Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, VT 05701
Phone: 802-775-0325
E-mail: ned.coletta@casella.com

        Copies of the exhibits listed on the exhibit index to the Annual Report may be obtained upon payment of our reasonable expense in furnishing a requested exhibit.

 OTHER MATTERS

        The Board knows of no other business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

        We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

        We encourage you to attend the Annual Meeting in person. However, in order to make sure that you are represented at the Annual Meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. Stockholders who attend the meeting may vote their stock personally even if they have already voted by proxy.

By order of the Board of Directors,

August 28, 2009 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

Appendix A

CASELLA WASTE SYSTEMS, INC.

2006 STOCK INCENTIVE PLAN, AS AMENDED

1.
Purpose

        The purpose of this 2006 Stock Incentive Plan (the "Plan") of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "Board").

2.
Eligibility

        All of the Company's employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an "Award") under the Plan. Each person who receives an Award under the Plan is deemed a "Participant".

3.
Administration and Delegation

        (a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee. During such time as the Class A Common Stock, $0.01 par value per share, of the Company (the "Common Stock") is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the Board shall appoint one such Committee of not less than two members, each member of which shall be an "outside director" within the meaning of Section 162(m) of the Code and a "non-employee director" as defined in Rule 16b-3 promulgated under the Exchange Act. Grants of Awards intended to comply with Section 162(m) shall be made only by such Committee.

        (c)    Delegation to Officers.    To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any "executive officer" of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.
Stock Available for Awards

        (a)    Number of Shares.    Subject to adjustment under Section 9, Awards may be made under the Plan for up to such number of shares of Common Stock as is equal to the sum of: (i) 2,475,000 shares of Common Stock, plus (ii) such additional number of shares of Common Stock as is equal to the aggregate number of shares subject to Awards previously granted under the Company's 1993 Incentive Stock Option Plan, 1994 Nonstatutory Stock Option Plan, 1996 Stock Option Plan, and 1997 Stock Inventive Plan (the "Terminated Plans"), which are not actually issued because such awards expire or otherwise result in shares not being issued. To the extend that shares are issued pursuant to options previously granted under the Terminated Plans, such shares will not be available for issuance under the Plan. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. No more than 3,016,850 shares of Class A common stock could become available for issuance under the Plan from awards outstanding under the Terminated Plans.

        (b)    Sub-limits.    Subject to adjustment under Section 9, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 200,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder ("Section 162(m)").

        (c)    Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.
Stock Options

        (a)    General.    The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

        (b)    Incentive Stock Options.    An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company, any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

        (c)    Exercise Price.    The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

        (d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

        (e)    No Reload Rights.    No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

        (f)    Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company's obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

        (g)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1)   in cash or by check, payable to the order of the Company;

          (2)   except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

          (3)   to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4)   to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5)   by any combination of the above permitted forms of payment.

        (h)    Limitation on Repricing.    Unless such action is approved by the Company's stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (ii) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6.
Stock Appreciation Rights.

        (a)    General.    The Board may grant Awards consisting of a Stock Appreciation Right ("SAR") entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

        (b)    Grants.    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

          (1)    Tandem Awards.    When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

          (2)    Independent SARs.    A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

        (c)    Grant Price.    The grant price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR.

        (d)    Term.    The term of an SAR shall not be more than 10 years from the date of grant.

        (e)    Exercise.    Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.
Restricted Stock; Restricted Stock Units.

        (a)    General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock ("Restricted Stock"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest ("Restricted Stock Units") (Restricted Stock and Restricted Stock Units are each referred to herein as a "Restricted Stock Award").

        (b)    Limitations on Vesting.

          (1)   Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (7)(b)(1) shall not apply to Awards granted pursuant to Section 10(i).

          (2)   Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

        (c)    Terms and Conditions for all Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

        (d)    Additional Provisions Relating to Restricted Stock.

          (1)    Dividends.    Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the fiscal year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

          (2)    Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

        (e)    Additional Provisions Relating to Restricted Stock Units.

          (1)    Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

          (2)    Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

          (3)    Dividend Equivalents.    To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock ("Dividend Equivalents"). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.
Other Stock Unit Awards.

        Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("Other Stock Unit Awards"), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future and Awards providing cash bonuses based solely on achievement of the performance goals set forth in Section 10(i). Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.
Adjustments for Changes in Common Stock and Certain Other Events.

        (a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (v) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (b)    Reorganization Events.

          (1)    Definition.    A "Reorganization Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

          (2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.    In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant's unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the "Acquisition Price"), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant's Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards and any applicable tax withholdings, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

          For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

          (3)    Consequences of a Reorganization Event on Restricted Stock Awards.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.
General Provisions Applicable to Awards

        (a)    Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c)    Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

        (e)    Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company's minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

        (f)    Amendment of Award.    Except as otherwise provided in Section 5(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another

Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.

        (g)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h)    Acceleration.    The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        (i)    Performance Awards.

          (1)    Grants.    Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) ("Performance Awards"). With respect to Other Stock Unit Awards providing a cash bonus, the maximum amount of such cash bonus paid to any Participant in any fiscal year shall not exceed $2,000,000.

          (2)    Committee.    Grants of Performance Awards to any Covered Employee intended to qualify as "performance-based compensation" under Section 162(m) ("Performance-Based Compensation") shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as "performance-based compensation" under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. "Covered Employee" shall mean any person who is a "covered employee" under Section 162(m)(3) of the Code.

          (3)    Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: net income, revenue or earnings each before or after, or otherwise adjusted for, discontinued operations, cost of operations, general and administrative costs, working capital, property plant and equipment, goodwill and intangible assets, interest, taxes, depreciation and/or amortization; operating profit before or after discontinued operations and/or taxes; sales or sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment, with or without adjustment for working capital; improvement of financial ratings; achievement of balance sheet or income statement objectives; or total shareholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by

  Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

          (4)    Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

          (5)    Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.
Miscellaneous

        (a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

        (c)    Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company's stockholders (the "Effective Date"). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

        (d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company's stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market ("NASDAQ") may be made effective unless and until such amendment shall have been approved by the Company's stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company's stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

        (e)    Provisions for Foreign Participants.    The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

        (f)    Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of "separation from service" (as determined under Code Section 409A) (the "New Payment Date"), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

        The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.

        (g)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

	Proposals —	The Board of Directors recommends a vote FOR the listed nominees to serve for a term ending in 2012 and FOR Proposals 2 and 3.

1.	To elect the following nominees as Class III directors:

		For	Withhold				For	Withhold		For	Withhold

	01 - John W. Casella	☐	☐		02 - John F. Chapple		☐	☐	03 - James P. Mc Manus	☐	☐

				For	Against	Abstain				For	Against	Abstain

2.	To approve the amendments to the Company’s 2006 Stock Incentive Plan, as amended.			☐	☐	☐	3.		To ratify the appointment of Caturano and Company, P.C. as the Company’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐

Non-Voting Items
Change of Address — Please print new address below.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Date (mm/dd/yyyy) — Please print date below.						Signature 1 — Please keep signature within the box.				Signature 2 — Please keep signature within the box.
/ /

013ESB

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — CASELLA WASTE SYSTEMS, INC.

ANNUAL MEETING OF STOCKHOLDERS
TUESDAY, OCTOBER 13, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned, having received notice of the Annual Meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and David L. Schmitt (each with full power of substitution), as proxies of the undersigned, to attend the Annual Meeting of stockholders of Casella Waste Systems, Inc. to be held on Tuesday, October 13, 2009, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock and Class B common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

Attendance of the undersigned at the Annual Meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED.  IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.   IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.